UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 18, 2017

Infinite Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21816	52-1490422
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

175 Sully's Trail, Suite 202
Pittsford, NY  14534

Registrant's telephone number, including area code: 585-385-0610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Section 1 – Registrant’s Business and Operations

  Item 1.01. Entry into a Material Definitive Agreement

                The information required by this item is stated in Item 2.03 which is incorporated herein by reference.

Section 2 – Financial Information

 Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant

On July 18, 2017, Infinite Group, Inc. (“IGI” or "the Company") entered into an unsecured line of credit financing agreement (the “Agreement”) with Andrew Hoyen, its Chief Operating Officer. The Agreement was approved by the Board of Directors (the “Board”). The Agreement provides for working capital to IGI of up to $100,000 through July 31, 2022. Borrowings bear interest at 6%. The interest rate is adjusted annually, on January 1st of each year, to a rate equal to the prime rate in effect on December 31st of the immediately preceding year, plus one and one quarter percent, and in no event, shall the interest rate be less than 6% per annum. Interest is payable quarterly.

The outstanding principal amount is due and payable July 31, 2022, subject to acceleration by the lender upon (i) failure of IGI to pay any amount within 20 business days following the lender’s written notice of default and demand; (ii) IGI’s dissolution or liquidation; (iii) the voluntary or involuntary bankruptcy of IGI or the appointment of a receiver for it or for any of its property or similar events; or (iv) the entry against IGI of a judgment, which is not paid in accordance with its terms, satisfied, discharged, stayed or bonded within 90 days.

As payment of an origination fee under the Agreement, IGI granted Mr. Hoyen a stock option to purchase 400,000 shares of IGI's common stock, par value $.001 per share, at an exercise price of $.04 (four cents) per share. Such option becomes fully vested and exercisable on July 31, 2017.

On July 18, 2017, IGI borrowed $30,000 under the Agreement with proceeds to be used for working capital.

The foregoing summary of the Agreement is qualified in its entirety by reference to the Line of Credit and Note Agreement which is attached as Exhibit 10.1 hereto.

Section 3 – Securities and Trading Markets
Item 3.02. Unregistered Sales of Equity Securities

                The information required by this item is stated in Items 2.03 and 5.02 which are incorporated herein by reference.

                The securities were acquired for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof, and contain customary restrictions on transfer. The issuances of the securities are exempt from registration under the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereunder, as a transaction by an issuer not involving any public offering.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 18, 2017, the Board appointed Andrew Hoyen, its Chief Operating Officer, to the Board, filling an existing vacancy on the Board. There is no existing family relationship between Mr. Hoyen and any director or other executive officer of IGI.

In connection with this appointment, on July 18, 2017, the Board granted Mr. Hoyen an option to purchase 100,000 shares of IGI common stock, par value $.001 per share, at an exercise price of at $.04 (four cents) per share which was immediately vested.

Exhibit No.	Description

10.1	Line of Credit and Note Agreement between the Company and Andrew Hoyen dated July 18, 2017
10.2	Stock option agreement between the Company and Andrew Hoyen dated July 18, 2017 for 400,000 common shares
10.3	Stock option agreement between the Company and Andrew Hoyen dated July 18, 2017 for 100,000 common shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 21, 2017	By:	/ s/ James Villa
James Villa
President and Chief Executive Officer